Exhibit 99.2

MODIFICATION OF PROMISSORY NOTE

(First Modification to Operating Loan)

$30,000,000.00	Phoenix Capital Group Holdings, LLC and Phoenix Operating, LLC ANB Loan No. 70000080895
Amarillo, Potter County, Texas
July 24, 2024

This MODIFICATION OF PROMISSORY NOTE (FIRST MODIFICATION TO OPERATING LOAN) (the “First Modification”) is entered to be effective as of July 24, 2024 (the “Effective Date”) by and among PHOENIX CAPITAL GROUP HOLDINGS, LLC, a Delaware limited liability company {herein “PCGH”) and PHOENIX OPERATING, LLC, a Delaware limited liability company (herein “Phoenix Operating”) (collectively, the “Borrower”), and AMARILLO NATIONAL BANK, a national banking association (the “Lender”).

Recitals:

A.   Borrower is indebted to Lender pursuant to the July 24, 2023 Commercial Credit Agreement by and among Borrower and Lender (the “Original Credit Agreement”), as modified by the July 24, 2023 First Amendment to Commercial Credit Agreement by and among Borrower and Lender (the “First Amendment to Credit Agreement”) (collectively, the “Credit Agreement”).

B.   Pursuant to the Original Credit Agreement, Lender extended a $30,000,000.00 revolving line of credit evidenced by a July 24, 2023 $30,000,000.00 Promissory Note (Operating Loan) executed by Borrower and made payable to Lender’s order (the “Original Note”).

C.    Borrower has requested that Lender modify the Original Note to extend the maturity date to October 24, 2024. Subject to the terms and conditions contained in the Original Note, as amended, and otherwise affected by this First Modification, Lender is willing to accede to Borrower’s requests. With the exception of the modifications, amendments and agreements set forth herein, Lender and Borrower desire and intend that, except as set forth in this First Modification, all terms and conditions of the Original Note remain unaltered and in full force and effect. The continued lending by Lender to Borrower under the Original Note will be hereinafter governed by the terms and conditions contained in this First Modification, the Credit Agreement, and in the related Loan Documents.

D.    The Original Note as modified by this First Modification is referred to as the “Modified Note”.

Now, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree that the Original Note is hereby modified as follows:

1.   The first full paragraph on page 1 of the Original Note is deleted in its entirety and the following substituted therefor:

“FOR VALUE RECEIVED, the undersigned PHOENIX CAPITAL GROUP HOLDINGS, LLC, a Delaware limited liability company and PHOENIX OPERATING, LLC, a Delaware limited liability company (each and collectively, the “Borrower”), jointly and severally, promise to pay to the order of AMARILLO NATIONAL BANK, a national banking association (the “Lender”) at its office at Plaza One, Box One, Amarillo, Potter County, Texas 79105, in lawful money of the United States of America, the principal amount of Thirty Million and No/100s Dollars ($30,000,000.00) or so much as may be advanced hereunder from time to time with interest at the rate set forth below. Borrower promises to pay this promissory note (the “Note”) as follows: (a) accrued interest is payable monthly beginning on August 24, 2023 1 and on the 24th day of each successive month thereafter during the term of this Note; (b) unpaid principal is to revolve and be paid pursuant to the requirements of the Borrowing Base as determined by Lender as set forth in the below-defined Credit Agreement; and (c) all unpaid principal and accrued interest shall be finally due and payable on October 24, 2024. In addition, Borrower promises and agrees to pay the below-defined Commitment Fee.”

2.    Conditions Precedent to First Modification. The obligation of Lender to modify the Original Note as set forth in this First Modification, in addition to all conditions precedent set forth elsewhere in this First

[1]	The first payment due and payable under the Modified Note shall be on or before August 24. 2024.

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Modification and any of the Loan Documents, is subject to the condition precedent that each of the following are satisfied in form and substance in all respects satisfactory to Lender:

(a)	Borrower shall have executed and delivered, or caused to be executed and delivered, to Lender such borrowing authorizations and proof of existence and continued existence as requested by Lender;

(b)	Borrower shall have paid to Lender all principal and interest payments required under the Original Note as of July 24, 2024;

(c)

Borrower shall have executed and delivered, or caused to executed and delivered, to Lender all Loan Documents as requested by Lender, including without any limitation, this First Modification, the First Amendment to Credit Agreement, and any other Loan Documents requested by Lender. Borrower hereby acknowledges and agrees that all Collateral Documents are hereby ratified, modified, and amended to secure payment of the Modified Note. Borrower further hereby acknowledges and agrees that Lender may elect to selectively enforce its rights under the Loan Documents and in the event Lender elects to selectively enforce its rights under any one or more of the Loan Documents, including any condition precedent hereunder, the action will not be deemed a waiver or discharge of such right until such time as Lender has been paid in full all sums owing to Lender under the Modified Note and of any other indebtedness payable by Borrower to Lender;

(d)	Borrower shall deliver or cause to be delivered to Lender a release of all liens encumbering any Collateral satisfactory to Lender in its sole and absolute discretion; and

(e)	No Event of Default shall exist under the Loan Documents.

3.   Effective Date. The effective date of the amendments and modifications set forth in this First Modification is July 24, 2024.

4.  Acknowledgment of Indebtedness. Borrower hereby confirms and agrees that: (a) the unpaid balance under the Original Note as of the Effective Date consists of all unpaid principal according to Lender’s records plus all accrued and unpaid interest thereon (the “Unpaid Balance”); and (b) the Unpaid Balance is owing to Lender without defense, counterclaim, or offset according to the modified terms set forth herein.

5.  Modification of Original Note. The terms and provisions of this First Modification are incorporated into the Original Note and related Loan Documents, mutatis mutandis, that is, all necessary changes to the Original Note and related Loan Documents are deemed to have been made.

6.  Continuation of Representations and Warranties. Borrower hereby affirms, confirms, and ratifies all duties, obligations, liabilities, rights, titles, powers, and privileges created or arising by virtue of the Loan Documents, until all of the indebtedness and obligations relating to the Unpaid Balance of the Original Note have been paid and performed in full. Borrower further hereby affirms, confirms, and agrees that Lender, except as expressly set forth herein, has not released, forgiven, discharged, impaired, waived, relinquished, and does not hereby release, forgive, discharge, impair, waive, or relinquish any rights, titles, interests, liens, security interests, encumbrances, collateral, parties, remedies, or any other matter with respect to the Loan Documents, but rather Lender is expressly retaining and reserving the same to their fullest extent. Except as expressly set forth in this First Modification, Lender and Borrower desire and intend for all terms and conditions of the Original Note to remain in full force and effect. This First Modification and the Original Note (i.e., the Modified Note) shall be read together as one document.

7.  Survival. The representations and warranties of Borrower that are contained in this First Modification survive consummation of the transactions contemplated hereby. This First Modification shall be binding upon the parties hereto and their respective heirs, personal representatives, successors, and assigns.

8.  Waiver of Right to Jury. BORROWER AND LENDER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY WAIVE TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THE MODIFIED NOTE, THE CREDIT AGREEMENT, OR ANY OF THE OTHER LOAN DOCUMENTS, WHICH WAIVER IS INFORMED AND VOLUNTARY. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY WAIVE ANY AND ALL

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RIGHTS TO REQUIRE MARSHALING OF ASSETS BY LENDER, WITH RESPECT TO BORROWER’S RIGHTS UNDER THE LOAN DOCUMENTS OR OTHERWISE.

9.  Counterparts. This First Modification (and any other Loan Document executed in connection with it) may be separately executed in any number of counterparts, each of which will be an original, but all of which, taken together, will be deemed to constitute one and the same instrument. Any party so executing and delivering this First Modification (and any other Loan Document executed in connection with it) by facsimile or other electronic transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile or other electronic transmission.

THIS FIRST MODIFICATION AND ALL OTHER DOCUMENTS RELATING TO THE INDEBTEDNESS EVIDENCED HEREBY CONSTITUTE A WRITTEN CREDIT AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THIS FIRST MODIFICATION AND THE INDEBTEDNESS EVIDENCED HEREBY.

(Counterpart signature pages appear as the following pages)

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Borrower’s Counterpart Signature Page

The parties have executed this First Modification to be effective as of the Effective Date.

BORROWER:		PHOENIX CAPITAL GROUP HOLDINGS, LLC, a Delaware limited liability company
By:
Lindsey Wilson, Chief Operating Officer

PHOENIX OPERATING, LLC, a Delaware limited liability company
By:
Lindsey Wilson, Manager

Address for Notice: 18575 Jamboree Road, Suite 830, Irvine CA 92612 Attn: Curtis Allen

(Counterpart signature pages continue on the following page)

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Lender’s Counterpart Signature Page

The parties have executed this First Modification to be effective as of the Effective Date.

LENDER:		AMARILLO NATIONAL BANK, a national banking association
By:
W. Wade Porter, Executive Vice President

Address for Notice: Plaza One, Box One Amarillo, Texas 79105 Attn: W. Wade Porter

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